EXHIBIT 99.1

Marlin Business Services Corp. Reports First Quarter 2014 Earnings and a Cash Dividend of $0.11 Per Share

First Quarter Highlights:

  Net income of $4.6 million, up 27% year-over-year
  Return on average assets of 2.58% and return on average equity of 11.31% for the first quarter
  Risk adjusted net interest and fee margin of 11.87% for the quarter
  $538.2 million of insured deposits, up 28% year-over-year
  Strong capital position, equity to assets ratio of 22.42%

MOUNT LAUREL, N.J., April 30, 2014 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported first quarter 2014 net income of $4.6 million, or $0.36 per diluted share, compared to $3.7 million and $0.28 per diluted share for first quarter 2013.

"Overall results were favorable with a strong earnings quarter," said Daniel P. Dyer, Co-Founder and Chief Executive Officer. "During the early part of the quarter, the severe winter weather affecting most of the country did have a temporary impact on our business with many of our customers unable to conduct business as usual. This led to reduced sales activity as many businesses were unable to overcome the harsh conditions."

Net interest and fee margin of 13.05% is down 31 basis points from the fourth quarter of 2013 and is down 45 basis points from the first quarter of 2013. The decrease is due to downward pressure on origination yields due to the increasingly competitive low interest rate environment, as well as channel origination mix.

The Company's cost of funds increased slightly to 80 basis points, compared to 76 basis points for the fourth quarter of 2013, and improved 20 basis points from the first quarter of 2013. The improvement resulted from the Company's use of lower-cost insured deposits issued by the Company's subsidiary, Marlin Business Bank, its primary funding source.

The allowance for credit losses as a percentage of total finance receivables is 1.36% at March 31, 2014, and represents 240% of total 60+ day delinquencies.

Finance receivables over 30 days delinquent were 0.85% of the Company's lease portfolio as of March 31, 2014, 23 basis points lower than the fourth quarter of 2013 and 14 basis points lower than first quarter 2013. Finance receivables over 60 days delinquent were 0.50% of the Company's lease portfolio as of March 31, 2014, up slightly, from 0.47% at December 31, 2013. First quarter net charge-offs were 1.38% of average total finance receivables versus 1.30% for the fourth quarter ended December 31, 2013 and 1.25% a year ago.

The Company's efficiency ratio was 54% for the quarter ended March 31, 2014 compared to 55% a year ago.

The Company's consolidated equity to assets ratio is 22.42%. Our risk based capital ratio is 27.32%, which is well above regulatory requirements.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlinfinance.com.

The Board of Directors of Marlin Business Services Corp. today declared a $0.11 per share quarterly dividend. The dividend is payable May 22, 2014, to shareholders of record on May 12, 2014. Based on the closing stock price on April 29, 2014, the annualized dividend yield on the Company's common stock is 2.51%.

Conference Call and Webcast

We will host a conference call on Thursday, May 1, 2014 at 9:00 a.m. ET to discuss the Company's first quarter 2014 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlinfinance.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2014	2013
	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$ 3,145	$ 3,534
Interest-earning deposits with banks	115,450	82,119
Total cash and cash equivalents	118,595	85,653
Restricted interest-earning deposits with banks	1,190	1,273
Securities available for sale (original cost of $5.8 million and $5.8 million at March 31, 2014 and December 31, 2013, respectively)	5,480	5,387
Net investment in leases and loans	600,516	597,075
Property and equipment, net	2,141	2,265
Property tax receivables	5,682	377
Other assets	7,432	10,177
Total assets	$ 741,036	$ 702,207

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$ 538,209	$ 503,038
Other liabilities:
Sales and property taxes payable	7,229	4,035
Accounts payable and accrued expenses	12,575	14,220
Net deferred income tax liability	16,872	17,876
Total liabilities	574,885	539,169

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,929,617 and 12,994,758 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	129	130
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	91,569	91,730
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive income (loss)	(191)	(257)
Retained earnings	74,646	71,437
Total stockholders' equity	166,151	163,038
Total liabilities and stockholders' equity	$ 741,036	$ 702,207

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands, except per-share data)

Interest income	$ 16,737	$ 15,057
Fee income	3,685	3,175
Interest and fee income	20,422	18,232
Interest expense	1,181	1,256
Net interest and fee income	19,241	16,976
Provision for credit losses	1,732	2,164
Net interest and fee income after provision for credit losses	17,509	14,812

Other income:
Insurance income, net	1,317	1,140
Other income	382	414
Other income	1,699	1,554
Other expense:
Salaries and benefits	7,186	6,587
General and administrative	4,189	3,543
Financing related costs	290	239
Other expense	11,665	10,369
Income before income taxes	7,543	5,997
Income tax expense	2,900	2,346
Net income	$ 4,643	$ 3,651

Basic earnings per share	$ 0.36	$ 0.29
Diluted earnings per share	$ 0.36	$ 0.28

Cash dividends declared and paid per share	$ 0.11	$ 0.10

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014

Net Income:
Net Income	$3,651	$4,467	$4,687	$3,426	$4,643

Annualized Performance Measures:
Return on Average Assets	2.38%	2.74%	2.73%	1.98%	2.58%
Return on Average Stockholders' Equity	8.35%	9.98%	10.32%	8.46%	11.31%

EPS Data:
Net Income Allocated to Common Stock	$3,516	$4,292	$4,537	$3,294	$4,485
Number of Shares - Basic	12,301,998	12,365,622	12,429,065	12,493,370	12,546,680
Basic Earnings per Share	$0.29	$0.35	$0.37	$0.26	$0.36

Number of Shares - Diluted	12,394,959	12,461,892	12,516,186	12,560,018	12,612,997
Diluted Earnings per Share	$0.28	$0.34	$0.36	$0.26	$0.36

Cash Dividends Declared per share	$0.10	$0.10	$2.11	$0.11	$0.11

New Asset Production:
# of Sales Reps	118	121	115	124	117
# of Leases	6,293	6,931	6,223	6,265	5,385
Leased Equipment Volume	$80,944	$91,448	$86,146	$90,923	$73,995

Approval Percentage	67%	67%	65%	67%	65%

Average Monthly Sources	1,132	1,247	1,146	1,166	1,001

Implicit Yield on New Leases	12.29%	12.34%	11.86%	11.65%	11.27%

Net Interest and Fee Margin:
Interest Income Yield	11.98%	11.86%	11.73%	11.57%	11.35%
Fee Income Yield	2.52%	2.38%	2.46%	2.55%	2.50%
Interest and Fee Income Yield	14.50%	14.24%	14.19%	14.12%	13.85%
Cost of Funds	1.00%	0.88%	0.75%	0.76%	0.80%
Net Interest and Fee Margin	13.50%	13.36%	13.44%	13.36%	13.05%

Average Total Finance Receivables	$502,850	$530,463	$555,422	$574,132	$589,922
Average Net Investment in Leases	$502,330	$529,910	$554,783	$573,334	$588,729

End of Period Net Investment in Leases	$525,381	$555,701	$575,718	$596,121	$599,307

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.99%	0.95%	0.83%	1.08%	0.85%
30+ Days Past Due Delinquencies	$5,974	$6,033	$5,472	$7,411	$5,815

60+ Days Past Due Delinquencies	0.57%	0.50%	0.45%	0.47%	0.50%
60+ Days Past Due Delinquencies	$3,415	$3,179	$2,941	$3,204	$3,404

Net Charge-offs - Total Finance Receivables	$1,568	$2,058	$2,147	$1,865	$2,040
% on Average Total Finance Receivables
Annualized	1.25%	1.55%	1.55%	1.30%	1.38%

Allowance for Credit Losses	$7,084	$6,919	$7,075	$8,467	$8,159
% of 60+ Delinquencies	207.44%	217.65%	240.56%	264.26%	239.69%

90+ Day Delinquencies (Non-earning total finance receivables)	$1,628	$1,610	$1,697	$1,665	$1,686

Expense Ratios:
Salaries and Benefits Expense	$6,587	$6,355	$6,601	$8,137	$7,186
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	5.24%	4.79%	4.75%	5.67%	4.87%

Total personnel end of quarter	272	281	275	285	283

General and Administrative Expense	$3,543	$3,900	$3,475	$3,807	$4,189
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.82%	2.94%	2.50%	2.65%	2.84%

Efficiency Ratio	54.67%	52.97%	49.80%	56.85%	54.32%

Balance Sheet:

Assets
Investment in Leases and Loans	$523,475	$553,296	$573,325	$595,253	$598,590
Initial Direct Costs and Fees	9,510	9,932	10,127	10,289	10,085
Reserve for Credit Losses	(7,084)	(6,919)	(7,075)	(8,467)	(8,159)
Net Investment in Leases and Loans	$525,901	$556,309	$576,377	$597,075	$600,516
Cash and Cash Equivalents	75,537	85,830	75,817	85,653	118,595
Restricted Cash	2,161	1,786	1,600	1,273	1,190
Other Assets	36,041	35,614	19,357	18,206	20,735
Total Assets	$639,640	$679,539	$673,151	$702,207	$741,036

Liabilities
Deposits	419,598	461,516	477,423	503,038	538,209
Total Debt	$5,413	$1,021	$0	$0	$0
Other Liabilities	37,194	35,727	35,749	36,131	36,676
Total Liabilities	$462,205	$498,264	$513,172	$539,169	$574,885

Stockholders' Equity
Common Stock	$129	$129	$130	$130	$129
Paid-in Capital, net	88,312	89,161	90,608	91,728	91,567
Other Comprehensive Income (Loss)	41	(152)	(198)	(257)	(191)
Retained Earnings	88,953	92,137	69,439	71,437	74,646
Total Stockholders' Equity	$177,435	$181,275	$159,979	$163,038	$166,151

Total Liabilities and Stockholders' Equity	$639,640	$679,539	$673,151	$702,207	$741,036

Capital and Leverage:
Equity	$177,435	$181,275	$159,979	$163,038	$166,151
Debt to Equity	2.40	2.55	2.98	3.09	3.24
Equity to Assets	27.74%	26.68%	23.77%	23.22%	22.42%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	28.70%	27.67%	23.20%	23.46%	22.94%
Tier 1 Risk-based Capital	30.85%	29.73%	26.27%	25.90%	26.07%
Total Risk-based Capital	32.09%	30.86%	27.43%	27.15%	27.32%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: Lynne Wilson
         888 479 9111 Ext. 4108
         lwilson@marlinleasing.com